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                                                       EXHIBIT 23



                    DeGolyer and MacNaughton
                        One Energy Square
                       Dallas, Texas 75206


                         March 29, 1994







Enserch Exploration Partners, Ltd.
1817 Wood Street
Dallas, Texas 75201

Gentlemen:

     We hereby consent to the references to us in "Properties" and in Note 7 of the Notes to Financial Statement of your Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and to the use of information contained in our "Report as of January 1, 1994 on Proved and Probable Reserves of Certain Properties owned by EP Operating Company."
                              Very truly yours,

                              DeGOLYER and MacNAUGHTON